UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, Shelley B. Thunen notified the Board of Directors of Endologix, Inc. (the “Company”) of her intent to resign as Chief Financial Officer of the Company, effective upon completion of the transition of her duties and responsibilities to a successor. As also previously reported, Vaseem Mahboob commenced his service as Chief Financial Officer of the Company on October 15, 2015. On October 19, 2015, the Company confirmed that Ms. Thunen’s retirement will commence on November 2, 2015, and that in connection with Ms. Thunen’s retirement the Company will (a) issue Ms. Thunen 3,797 shares of common stock underlying a performance-based restricted stock unit upon vesting thereof (expected to occur on November 14, 2015), notwithstanding that such vesting will occur after the termination of her employment; (b) continue Ms. Thunen’s health insurance coverage through December 31, 2015; and (c) extend the exercise period of the following stock option grants, each of which will vest on November 2, 2015, by an additional ninety days (for an aggregate exercise period of one hundred eighty days):

Grant Date	Exercise Price	Number of Vested Shares
01/02/13	$14.37	42,500
05/22/14	$13.17	6,759

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 21, 2015	/s/ John McDermott
John McDermott
Chief Executive Officer